                                                                   Exhibit 10.13

                          SALARY CONTINUATION AGREEMENT

         This Agreement, dated the 18th day of August, 1999, between Agrilink Foods, Inc., a New York corporation (the "Employer"), with offices at 90 Linden Place, Rochester, New York 14625, and Dennis M. Mullen (the "Employee"), residing at 15 Merry Creek Crossing, Pittsford, New York 14534.

         WHEREAS, the Employer employs the Employee, and the Employee shall serve as the Employer's president and chief executive officer, and

         WHEREAS, the Employer and Employee wish to provide for the retention of the Employee, and for the continuation of the Employee's salary in certain events of termination of employment,

         NOW, THEREFORE, the parties agree as follows:

         1. CONSIDERATION. The parties hereby acknowledge that this Agreement is entered into for good and sufficient consideration, the receipt of which is hereby acknowledged by each of the parties.

         2. COMPENSATION AND BENEFITS.

        (a) Salary. As compensation for services of the Employee, the Employer shall pay to the Employee an annual salary determined from time to time by the Board of Directors of the Employer, in accordance with its compensation policies.

        (b) Incentive Compensation. In addition, the Employee shall participate in, and shall be entitled to, additional compensation under the Employer's Management Incentive Plan at an entitlement rate to be determined from time to time by the Board of Directors of the Employer, in accordance with its compensation policies.

        (c) Retention Bonus. In addition, if the Employee continues providing services to the Employer through August 31, 2001 in accordance to the reasonable terms and conditions of his employment, the Employee shall be entitled to, and shall receive a retention bonus in an amount equal to $500,000. The Employee may elect to defer some or all of the retention bonus

                                                                   Exhibit 10.13


            by making such an election within 30 days of the effective date of this Agreement. In the event the Employee dies, becomes disabled as defined in Section 3(b), or is Terminated without Cause as defined in Section 3(c) prior to August 31, 2001, the Employer shall pay to the Employee a pro-rata amount of his retention bonus, in accordance with the provisions of subsection (a), (b), or (c) of Section 3 within 10 days of the such an event. In the event the Employee is Terminated for Cause as defined in Section 3(d), or should voluntarily terminate his employment as described in Section 3(e) prior to August 31, 2001, the Employee shall not be entitled to, and no portion shall be paid of, the retention bonus.

        (d) Benefits. The Employee shall be entitled to receive health insurance, disability insurance, and all other employee benefits consistent with the Employer's employee benefit policies for executives as determined from time to time by the Board of Directors of the Employer. Notwithstanding the foregoing, the Employee expressly acknowledges that the salary continuation benefits under this Agreement are provided in lieu of any other severance arrangements normally provided by the Employer to its executive employees.

        (e) For purposes of this Agreement, the Employee's "Salary" shall mean the sum of (i) the Employee's annual salary, as then in place at the time of such determination, and (ii) the average Management Incentive Program award received by the Employee for the two (2) most recently completed fiscal years of the Employer.

         3. TERMINATION.

        (a) Death. If the Employee dies during employment with the Employer, the Employer shall continue the Employee's salary, defined in
            Section 2(e), for a period of twenty-four (24) months. Such salary continuation payments are in addition to all life insurance benefits the Employee is entitled to receive under any life insurance policies provided to the Employee pursuant to Section 2(d). In addition, the Employer shall pay to the employee a pro-rated retention bonus, such pro-rated amount to be determined by multiplying the retention bonus amount by the following: (a) the number of the Employee's full or partial months of employment during the period of August 31,

                                                                   Exhibit 10.13


            1998 through his date of death; divided by (b) 36 months. The Employer may, in its sole discretion, acquire a life insurance policy or policies to fund any obligation it may have under this
            Section 3(a). Such salary continuation payments and pro-rated retention bonus shall be paid to the Employee's estate. In the event of death, the Employee's Salary shall be determined as of the date of death.

        (b) Disability. If the Employee becomes disabled due to a physical or mental disability, the Employer shall continue the Employee's salary, as defined in Section 2(e), for a period of twenty-four
            (24) months, provided, however, that such salary continuation payments shall be offset by the amount, if any, which the Employee shall receive under any short-term or long-term program of the Employer. In addition, the Employer shall pay to the employee a pro-rated retention bonus, such pro-rated amount to be determined by multiplying the retention bonus amount by the following: (a) the number of the Employee's full or partial months of employment during the period of August 31, 1998 through his date of disability, divided by (b) 36 months. The Employer may, in its sole discretion, acquire a disability policy or policies to fund any obligation it may have under this Section 3(b). For purposes of this Section 3(b), the Employee shall be deemed disabled if the Board of Directors of the Employer shall in good faith find, on the basis of medical evidence submitted to it, that the Employee suffers from a mental or physical condition or impairment which precludes the resumption of his usual and customary duties, and if such impairment or condition is likely to last for period of more than six (6) months. In the event of a disability, the Employee's Salary shall be determined as of the date of the onset of the Employee's disability.

        (c) Termination Without Cause. The Employer may terminate the Employee without cause. For purposes of this Agreement, the term "cause" shall have the meaning set forth in Section 3(d) hereof. In the event the Employer terminates the Employee without cause, the Employer shall continue the Employee's salary, as defined in Section 2(e), for a period of twenty-four (24) months. In addition, the Employer shall pay to the employee a pro-rated retention bonus, such pro-rated amount to be determined by multiplying the retention bonus amount by the following: (a) the

                                                                   Exhibit 10.13


            number of the Employee's full or partial months of employment during the period of August 31, 1998 through his date of termination, divided by (b) 36 months.

        (d) Termination for Cause. The Employer may terminate the Employee for cause. For purposes of this Agreement, the Employer shall have cause to terminate the Employee in the event of (i) Employee's conviction of or plea of guilty or nolo contendere to a felony, or (ii) the Employee's commission of a fraudulent or deliberately dishonest act which has an adverse impact on the business of the Employer, or
            (iii) the Employee's material breach of this Agreement or the reasonable terms and conditions of his employment. In the event the Employee is terminated for cause, the Employer shall have no further obligation under this Agreement.

        (e) Voluntary Termination By the Employee. The Employee may terminate employment voluntarily upon reasonable notice to the Employer. If the Employee terminates employment voluntarily, the Employer shall have no further obligation under this Agreement.

         4. CHANGE OF CONTROL.

        (a) Notwithstanding the provisions of Section 3, in the event of a Termination, as defined below, of the Employee within two (2) years after a Change of Control, as defined below, the Employer shall continue the Employee's Salary as defined in Section 2(e), for a period of twenty-four (24) months. In addition, should such Termination occur prior to September 1, 2001, the Employer shall also pay to the Employee the entire amount of his retention bonus, as if he had continued his employment through August 31, 2001. The payments provided in the Section 4(a) shall be in lieu of, and not in addition to, the payments defined in Section 3(c).

        (b) Termination. For purposes of this Section 4, "Termination" shall mean (i) termination by the Employer of the employment of the Employee for any reason other than on account of the Employee's death, disability, or for cause, as defined in Section 3(d), or (ii) resignation of the Employee for Good Reason, as defined below.

        (c) Change of Control. For purposes of this Section 4, a Change of Control shall be deemed to have occurred if (i) anyone other than Pro-Fac Cooperative, Inc. or any of its affiliates,

                                                                   Exhibit 10.13


            including a "group" (as defined in Section 13(d)(3) of the Securities and Exchange Act of 1934 (the "1934 Act") becomes the "beneficial owner" (within the meaning of Section 13(d)(3) under the 1934 Act) of a majority of the common stock of the Employer; or (ii) the Employer is a party to a merger, consolidation, or other business combination in which it is not the surviving corporation, or sells or transfers all of a major portion of its assets to any other person (any of the foregoing constituting a "Business Combination"); or (iii) as a result of, or in connection with, any cash tender or exchange offer, purchase of stock, Business Combination, or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of the Employer before the Transaction shall cease to constitute a majority of the Board of Directors of the Employer or any Successor Corporation. "Successor Corporation" means the surviving, resulting or transferee corporation in a Business Combination, or if such corporation is a direct or indirect subsidiary of another corporation, the parent corporation of such surviving, resulting or transferee corporation.

        (d) Good Reason. For purposes of this Section 4, "Good Reason" shall mean the occurrence of one of the following events: (i) the assignment of the Employee to any duties materially inconsistent with the Employee's positions, duties, responsibilities and status with the Employer immediately prior to the occurrence of a Change of Control; or (ii) a reduction in the Employee's annual salary or annual incentive opportunity; or (iii) the Employer requires the Employee to be based anywhere other than his office location immediately preceding the occurrence of the Change of Control or one of the principal executive offices of the Employer; or (iv) the liquidation, dissolution, consolidation or merger of the Employer or transfer of all or a significant portion of its assets, unless a successor or successors (by merger, consolidation, or otherwise) to which all or a significant portion of the Employer's assets have been transferred assumes all duties and obligations of the Employer under this Agreement. The Employee's right to terminate employment for Good Reason shall not be affected by the Employee's incapacity due to physical or mental illness. The Employee's continued employment shall not

                                                                   Exhibit 10.13


            constitute a consent to or waiver of rights with respect to any circumstances constituting Good Reason herein.

         5. Benefits. In the event the Employee is entitled to salary continuation payments under the provisions of subsection (a), (b), or (c) of Section 3 or under the provisions of Section 4, the Employer shall continue to provide to the Employee or, in the case of death, to the Employee's surviving spouse or estate, during the period of such salary continuation payments all welfare benefits on the same terms and conditions as the Employer is providing such benefits to its executive employees under its employee benefit policies for executives. For purposes of this Section 5, welfare benefits shall include, by way of example and not limitation, health insurance benefits, life insurance benefits, disability insurance benefits, and the like, and shall exclude, by way of example, and not limitation, participation in any defined benefit plan, defined contribution plan, 'SS'401(k) plan, or non-qualified deferred compensation plan.

         6. MISCELLANEOUS.

        (a) Unfunded Plan. This Agreement shall not require the Employer to segregate any assets with respect to the benefits which may be paid under it. Neither the Employer nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under this Agreement. Any liability of the Employer shall be based solely upon the contractual obligations created by this Agreement and no such obligations shall be deemed to be secured by any pledge or an encumbrance on any property of the Employer.

        (b) Termination and Amendment. This Agreement has been approved by the Agrilink Foods, Inc. Board of Directors on August 18, 1999 as evidenced by the execution of this Agreement. This Agreement shall remain in effect until August 31, 2001: provided, however, that in the event of a Change of Control, as defined in Section 4, before the Agreement otherwise ceases to be effective, this Agreement shall remain in existence for two (2) years after the date of such Change of Control. The Termination of this Agreement shall not impair or abridge the obligations of the Employer accrued prior to the date of such action. The Employer may extend the term of this Agreement by approval of the Board of Directors. It is the intention of the

                                                                   Exhibit 10.13

            Board of Directors to review this Agreement annually to consider extending the expiration date. Prior to August 31, 2001, the Agreement shall be amended, abandoned, or terminated only with the written consent of the Employee prior to the effective date of such amendment, abandonment, or termination. By signature below, the Employee hereby consents to the termination of the existing Salary Continuation Agreement dated August 19, 1998.

        (c) Governing Law. This Agreement shall be governed by the laws of the State of New York.

            IN WITNESS WHEREOF, this Agreement has been executed on the date first above written.



                                AGRILINK FOODS, INC.


                                By: /s/ Robert Call
                                   ---------------------
                                Robert Call
                                Title: Chairman, Agrilink Foods, Inc.

                                Date:
                                     ------------------------------------------





                                Agreed: /s/ Dennis Mullen
                                        ----------------------------------------
                                Dennis M.  Mullen
                                Title:   President and CEO, Agrilink Foods, Inc.

                                Date:
                                     -------------------------------------------